Exhibit 10.13
EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”), effective as of [], 2010, by and between Purpose Financial Holdings, Inc., a Georgia corporation (“Purpose Financial”), and J.Paul Whitehead III, an individual resident of the State of Georgia (“Employee”).

WITNESSETH:

WHEREAS, in consideration of, among other things, Purpose Financial’s appointment of Employee to the position of Chief Financial Officer, Employee agreed to devote his full working time, other than time devoted to Employee’s employment with CompuCredit Holdings Corporation (“CompuCredit”), to the business efforts of Purpose Financial.

NOW, THEREFORE, for and in consideration of the Employee’s employment with Purpose Financial and the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purpose Financial and Employee hereby agree as follows:

1.           Relationship Established.  Upon the terms and subject to the conditions of this Agreement, Purpose Financial hereby employs Employee to serve as the Chief Financial Officer of Purpose Financial, and, as such, Employee shall direct and manage the financial affairs of Purpose Financial and shall have such other executive level powers and duties as shall be otherwise conferred on him by Purpose Financial’s Board of Directors consistent with those generally associated with that position (collectively, the “Services”).  Employee shall perform the Services at the direction of Purpose Financial’s Board of Directors.  Other than time devoted to Employee’s employment with CompuCredit, Employee hereby agrees to devote 100% of his business time, attention, energy and skill exclusively to performing his obligations and duties hereunder and to engage in no business activities other than the performance of his obligations and duties hereunder, except for those specific activities as the Board of Directors of Purpose Financial shall approve in advance in writing; provided, however, that nothing herein contained shall restrict or prevent Employee from personally and for his own account owning and dealing in stocks, bonds, securities, real estate, commodities, or other investment properties for his own benefit or the benefit of his family.  Further, nothing herein contained shall restrict or prevent Employee from serving on the Board of Directors of a non-profit entity or any entity that the Board of Directors approves of in writing.  Employee shall perform his obligations and duties hereunder diligently, faithfully and to the best of his abilities and, in doing so, shall comply with applicable Purpose Financial policies and procedures.  If there is any conflict between such policies and procedures and this Agreement, this Agreement shall control.

2.           Term; Termination.

2.1           Term of Employment.  The term of Employee’s employment under this Agreement shall commence on the date hereof and shall continue automatically month by month upon the terms and conditions contained herein until terminated in accordance with Section 2.2.  The period of time Employee is employed by Purpose Financial shall be collectively referred to as the “Term.”

2.2           Termination of Employment.

(a)           This Agreement shall automatically and immediately terminate upon the death of Employee.

(b)           Either party may terminate this Agreement upon the Complete Disability of Employee. “Complete Disability”, as used herein, shall mean the inability of Employee by reason of any physical or mental impairment to perform fully and effectively, as determined in the reasonable judgment of a competent physician selected in good faith by Purpose Financial, the Services on a full time basis for an aggregate of 90 days in any period of 180 consecutive days.

(c)           In addition to any other rights or remedies available to Purpose Financial, Purpose Financial may, in its sole discretion, terminate Employee’s employment for Cause effective immediately upon delivery of written notice to Employee.  In this Agreement, “Cause” means the reasonable, good faith determination of a majority of the members of Purpose Financial’s Board of Directors that:

(i)           (A) Employee has committed an act constituting fraud, deceit or intentional material misrepresentation with respect to Purpose Financial or any client, customer or supplier of Purpose Financial; (B) Employee has embezzled funds or assets from Purpose Financial or any client or customer of Purpose Financial; (C) Employee has engaged in willful misconduct or gross negligence in the performance of the Services; (D) Employee has failed to comply in a material way with any of the terms of Section 1 or Section 9 hereof;

(ii)           Employee has breached or defaulted in the performance of any other material provision of this Agreement and has not cured such breach or default to Purpose Financial’s reasonable satisfaction within thirty (30) days after receiving notice thereof; or

(iii)           Employee’s conduct is materially detrimental to the reputation of Purpose Financial which Employee has not cured (if such conduct is curable in Employer’s reasonable opinion) to Purpose Financial’s reasonable satisfaction within ten (10) days after receiving notice thereof.

(d)           In addition to any other rights or remedies available to Employee, Employee may, in his sole discretion, terminate Employee’s employment for Good Reason effective immediately upon delivery of written notice to Purpose Financial.  In this Agreement, “Good Reason” shall mean the occurrence of any one of the following events:

(i)           The nature, extent and amount of coverage under Purpose Financial’s Directors and Officers, Errors and Omissions insurance policy decreases to a level that is below what would be reasonable and customary (other than due to the actions of Employee), provided however, that such coverage shall not be below a minimum threshold of $25,000,000;

(ii)           Employee’s status or role within Purpose Financial is demoted in any of the following ways:

(A)           Employee no longer maintains the title of Chief Financial Officer of Purpose Financial;

(B)           Employee retains the title of Chief Financial Officer but is not held out by Purpose Financial either internally and/or externally as the principal or chief financial officer of Purpose Financial responsible for the financial matters of Purpose Financial;

(C)           a material diminution in the scope and nature of Employee’s duties and responsibilities or the assignment of duties and responsibilities inconsistent with those generally associated with the chief financial officer position;

(D)           Employee no longer reports directly to the Board of Directors of Purpose Financial; or

(E)           a material reduction by Purpose Financial of Employee’s base annual salary, incentive compensation or a material reduction of Employee’s benefits (taken as a whole) as in effect immediately prior to such reduction.

 (iii)           Purpose Financial’s requirement that Employee be based anywhere other than metropolitan Atlanta, Georgia.  Purpose Financial shall be deemed to have required Employee to be based somewhere other than metropolitan Atlanta, Georgia if the Employee is required to spend more than two days per week on a regular basis at a business location not within 10 miles of the Atlanta, Georgia city limits (as they exist on the date hereof).

(iv)           the failure of a successor of Purpose Financial to assume in writing this Agreement contemporaneously to becoming a successor of Purpose Financial; or

(v)           Purpose Financial has breached or defaulted in the performance of any material provision of this Agreement and has not cured such breach or default to Employee’s reasonable satisfaction within thirty (30) days after receiving notice thereof.

(e)           The date on which Employee’s employment expires or terminates for any reason is referred to herein as the “Termination Date.”

3.           Compensation.

(a)           During the Term, Purpose Financial shall pay Employee as compensation for the Services an annual salary as set forth on Exhibit A hereto and incorporated herein by reference.  Such compensation shall be payable in substantially equal semi-monthly installments or in such other installments or at such other intervals as may be the policy of Purpose Financial from time to time, but no less frequently than monthly, and shall be subject to such deductions and withholdings as are required by law or policies of Purpose Financial in effect from time to time.  Employee’s salary per annum may from time to time be increased but not decreased.  Purpose Financial shall review Employee’s compensation hereunder at least on an annual basis.

(b)           Notwithstanding anything to the contrary herein, if this Agreement is terminated by Purpose Financial for Cause or by Employee without Good Reason (except in the case of death or Complete Disability of Employee), Purpose Financial shall be released of its obligation to pay further compensation or benefits to Employee as set forth in this Agreement and any restricted stock grants and options which have not vested shall not become vested; provided, however, subject to Section 21 below, that Employee shall be entitled to receive (i) any salary already earned under Section 3(a) as set forth above, and (ii) a portion of any previously agreed upon bonus (prorated based upon full months worked by Employee) for any fiscal year in which Employee worked for Purpose Financial for at least six (6) months within thirty (30) days of the Termination Date; provided, further, that in the case of a termination of employment by Employee without Good Reason (except in the case of death or Complete Disability of Employee), Employee shall have the earlier of (i) two (2) months after the Termination Date or (ii) the original expiration date of the options (disregarding any earlier expiration based on termination of Employee’s employment) to exercise any then vested stock options held by Employee.

(d)           If this Agreement terminates as a result of the Complete Disability of Employee, Purpose Financial shall be released of its obligation to pay further compensation or benefits to Employee as set forth in this Agreement and any restricted stock grants or options which have not vested as of the Termination Date shall not become vested; provided, however, that Employee shall be deemed to be One Hundred Percent (100%) vested in all restricted stock, provided, further, subject to Section 21 below, that Employee shall be entitled to receive (i) his salary under Section 3(a) above for a period of three (3) months payable in substantially equal semi-monthly installments or in such other installments or other intervals as may be the policy of Purpose Financial on the Termination Date, but no less frequently than monthly, as set forth above, (ii) a portion of any previously agreed upon bonus (pro rated based upon full months worked by Employee) for any fiscal year in which Employee worked for Purpose Financial for at least six (6) months within thirty (30) days of the Termination Date; and (iii) the ability to exercise any then vested options held by Employee until the earlier of (i) six (6) months after the Termination Date or (ii) the original expiration date of the options (disregarding any earlier expiration based on termination of Employee’s employment).

(e)           If this Agreement terminates as a result of the death of Employee, Purpose Financial shall be released of its obligation to pay further compensation or benefits to Employee as set forth in this Agreement and any restricted stock grants or options which have not vested shall not become vested; provided, however, that Employee shall be deemed to be One Hundred Percent (100%) vested in all restricted stock, provided, further, subject to Section 21 below, that Employee (or his estate, as applicable) shall be entitled to receive (i) any salary already earned under Section 3(a) above as set forth above, (ii) a portion of any previously agreed upon bonus (pro rated based upon full months worked by Employee) for any fiscal year in which Employee worked for Purpose Financial for at least six (6) months within thirty (30) days of the Termination Date; and (iii) the ability to exercise any then vested options held by Employee until the earlier of (i) six (6) months after the Termination Date or (ii) the original expiration date (disregarding any earlier expiration based on termination of Employee’s employment).

(f)           Notwithstanding anything to the contrary herein, if Purpose Financial terminates this Agreement or Employee’s employment for any reason other than for Cause or if Employee terminates this Agreement or resigns for Good Reason, subject to Section 21 below, Employee shall be entitled to receive (i) his then current base salary for twelve (12) months from the Termination Date payable during such time in substantially equal semi-monthly installments or in such other installments or other intervals as may be the policy of Purpose Financial on the Termination Date, but no less frequently than monthly, plus (ii) an amount equal to the largest cash bonus received by Employee during the Term of this Agreement and prior to the Termination Date within thirty (30) days of the Termination Date.  The Employee shall not be obligated in any way to mitigate Purpose Financial’s obligations to him under this Section and any amounts earned by Employee subsequent to his termination of employment shall not serve as an offset to the severance payments due him by Purpose Financial under this Section.  Further, Employee shall be deemed to be One Hundred Percent (100%) vested in all restricted stock, stock options and benefit plans maintained by Purpose Financial, and shall have until the earlier of (i) one year after the Termination Date or (ii) the original expiration date (disregarding any earlier expiration based on termination of Employee’s employment) to exercise any stock option or other similar equity-based compensation arrangements.  Payments under this Section are in addition to and not in lieu of any benefits under the other benefit programs of Purpose Financial.  Without limiting the foregoing, to the extent permitted by law and so long as Purpose Financial provides or offers such benefits generally, Purpose Financial shall continue the medical, disability and life insurance benefits which Employee was receiving at the time of termination, on the same terms as applicable for active employees and on a basis no less frequently than monthly, for a period of twenty-four (24) months after termination of employment or, if earlier, until when Employee is or becomes eligible for participation in the medical, disability or life insurance programs, if any, of CompuCredit or any other employer.  Coverage under Purpose Financial’s medical, disability and life insurance programs shall cease with respect to each such program if the Employee is or becomes eligible for the medical, disability and life insurance programs of CompuCredit or any other employer.  Purpose Financial shall thereafter have no other obligation or liability to Employee under this Agreement.

4.           Vacation.  During the Term of this Agreement, Employee shall be entitled to such number of weeks of paid vacation in each calendar year of the Term as is provided in, and in accordance with, Purpose Financial’s policies in effect from time to time for management employees.

5.           Benefits.  During the Term of this Agreement, Employee and, as applicable, Employee’s family, shall also have the right to participate in any employee benefit plans or other fringe benefits adopted by Purpose Financial for its officers and/or other key management employees or as a part of Purpose Financial’s regular compensation structure for its employees, including plans (to the extent offered) providing group hospitalization, medical, dental, accidental death and disability and long-term disability income replacement insurance benefits and any retirement income, capital accumulation, deferred compensation and incentive compensation plans, but only if and to the extent provided from time to time in such executive benefit plans and for so long as Purpose Financial provides or offers such benefit plans.  Notwithstanding the foregoing, Employee and, as applicable, Employee’s family, may only participate in the employee benefit plans or other fringe benefits adopted by Purpose Financial to the extent Employee and, as applicable, Employee’s family do not participate in employee benefit plans or other fringe benefits of the same type (notwithstanding the level or amount of benefits to be provided) in connection with Employee’s employment with CompuCredit.  Purpose Financial, in its sole discretion, however, may waive the foregoing restriction as Purpose Financial determines is reasonably necessary to prevent any unintended adverse impact such restriction would have on Employee and, as applicable, Employee’s family.  Employee agrees to provide such information as Purpose Financial may reasonably request to avoid Employee and, as applicable, Employee’s family, from participating in employee benefit plans or other fringe benefits of the same type at Purpose Financial as those provided in connection with Employee’s employment with CompuCredit (absent waiver of such restriction by Purpose Financial).  Employee and, as applicable, Employee’s family, may only commence or terminate participation in any employee benefit plans or other fringe benefits of Purpose Financial pursuant to the terms of the specific employee benefit plans or other fringe benefits, and nothing herein shall give Employee or Employee’s family any rights to commence or terminate participation in such employee benefit plans or other fringe benefits other than pursuant to the terms of such employee benefit plans or other fringe benefits.

6.           Reimbursement for Expenses.  Purpose Financial shall reimburse Employee for reasonable out-of-pocket expenses incurred by Employee in connection with the performance of the Services hereunder for travel, entertainment and other miscellaneous expenses to the extent such expenses are consistent with Purpose Financial’s reimbursement policy as the same shall be in effect from time to time.  Additionally, Purpose Financial shall reimburse Employee for 50% (and if CompuCredit does not reimburse the other 50%, then 100%) of the reasonable out-of-pocket expenses incurred by Employee associated with Employee’s efforts to maintain those continuing professional education requirements of his license in the State of Georgia to practice as a Certified Public Accountant, as well as those professional association dues, licensure fees, and business license payments incurred by Employee in connection with his status as a Certified Public Accountant.  Reimbursement shall be made only against an itemized list of such expenses submitted to Purpose Financial by Employee within thirty (30) days after being incurred, and, to the extent requested by Purpose Financial, receipts and invoices evidencing such expenses.  In no event shall any such reimbursement be made later than thirty (30) days after the period for submitting such itemized list expires.

7.           Confidentiality.

(a)           Proprietary Information.  Employee acknowledges that as an employee of Purpose Financial, he may from time to time have access to and be provided with trade secrets (as defined under applicable law), and other confidential, secret and proprietary information including without limitation, financial statements or information, technical or nontechnical data, formulae, compilations, programs, methods, data, financial plans, models, product plans, marketing or sales strategies, portfolio information, or lists of actual or potential borrowers, loan program participants or other customers not generally available to the public concerning any aspect of the products, services or businesses of Purpose Financial, its affiliates, or its and their officers, directors, employees, advisers, agents or other personnel (collectively, “Proprietary Information”).  Employee agrees that he will not, directly or indirectly, disclose, publish, disseminate or use any confidential information except in connection with the performance of the Services.  If disclosure of any Confidential Information is required by law, a court or agency of the government, then Employee may make such disclosure after providing Purpose Financial with reasonable notice, to the extent that providing such notice to Purpose Financial is legally permissible, so that Purpose Financial may seek protective relief.

(b)           Notwithstanding the provisions of Section 7(a) above, the following shall not be considered to be Proprietary information:  (i) any information that was in the public domain through no fault or act of Employee prior to the disclosure thereof to Employee; (ii) any information that came to Employee during any employment prior to that with Purpose Financial; (iii) any information that comes into the public domain through no fault or act of Employee; and (iv) any confidential business information that is not a trade secret on and after the three (3) year anniversary of the Termination Date; provided, however, that the limited duration of the confidentiality obligation with regard to Proprietary Information not constituting a trade secret shall not operate or be construed as affording Employee any right or license thereafter to use Proprietary Information, or as a waiver by Purpose Financial of the rights and benefits otherwise available to Purpose Financial under the laws governing the protection and enforceability of patents, trade secrets and other intellectual property.

(c)           Return of Materials.  On or before the Termination Date, or when otherwise requested by Purpose Financial, Employee will deliver promptly to Purpose Financial all Proprietary Information and all other files, customer lists, management reports, drawings, memoranda, forms, financial data and reports and other materials or documents and equipment provided to, or obtained or created by Employee in connection with the Services (including all copies of the foregoing, and including all notes, records and other materials of or relating to Purpose Financial or their respective customers) in his possession or control and shall destroy all other Proprietary Information in his possession.

8.           Transfer and Assignment to Purpose Financial.

(a)           To the greatest extent possible, any Work Product will be “work made for hire” (as defined in the Copyright Act, 17 U.S.C.A. § 101 et seq., as amended) and owned exclusively by Purpose Financial.  In this Agreement, “Work Product” means work product, property, data, documentation, “know-how,” concepts, plans, inventions, improvements, techniques, processes or information of any kind, prepared, conceived, discovered, developed or created by Employee in the course of providing the Services.  Employee hereby unconditionally and irrevocably transfers and assigns to Purpose Financial all right, title and interest Employee has or will have, by operation of law or otherwise, in or to any Work Product, including, without limitation, all patents, copyrights, trademarks, service marks, trade secrets and other intellectual property rights.  Employee agrees to execute and deliver to Purpose Financial any transfers or other instruments which Purpose Financial may deem necessary or appropriate to vest complete title and ownership of any Work Product, and all rights therein, exclusively in Purpose Financial.

(b)           Power of Attorney.  Employee hereby irrevocably constitutes and appoints Purpose Financial as his agent and attorney-in-fact, with full power of substitution, in the name, place and stead of Employee, to execute and deliver any and all assignments or other instruments described in Section 8(a) above that Employee fails or refuses promptly to execute and deliver.  The foregoing power and agency are coupled with an interest and are irrevocable.

9.           Covenant Against Competition.

(a)           Employee acknowledges that the Proprietary Information that he has acquired and will acquire, prior to and during the Term, includes and will include information that could be used by Employee on behalf of a Competitor (as hereinafter defined), its affiliates or others to the substantial detriment of Purpose Financial.  Moreover, the parties recognize that Employee during the course of his employment with Purpose Financial will develop important relationships with customers, suppliers and others having valuable business relationships with Purpose Financial.  In view of the foregoing, Employee acknowledges and agrees that the restrictive covenants contained in this Agreement are reasonably necessary to protect Purpose Financial’s legitimate business interests and goodwill.

(b)           Definitions.

(i)           “Competitive Position”- (A) the direct or indirect equity ownership (excluding ownership of less than 2% of the equity of an Entity listed on a national U.S. securities exchange) or control of all or any portion of a “Competitor” (as hereinafter defined), or (B) any employment, consulting, partnership, advisory, directorship, agency, promotional or independent contractor arrangement between Employee and any Competitor.

(ii)           “Competitor”- Any Entity, other than CompuCredit and its affiliates, that provides services substantially similar to the Company Services and the revenues and assets from which represent more than 20% of the revenues or assets of such Entity, respectively.

(iii)           “Customers”- All Persons within the Territory during the one-year period prior to the Termination Date (A) to whom Employee offered or sold any of the Purpose Financial’s products or services (including, without limitation, any opportunity to participate in any loan program established by Purpose Financial), (B) to whom were offered or sold any of Purpose Financial’s products or services or about whom Employee had Proprietary Information, (C) who were approached by Purpose Financial with regard to a product, or (D) who were identified as potential customers by Purpose Financial’s models or processes.

(iv)           “Company Services”- providing small-balance, short-term cash advance loans, installment loans, other credit products, money transfer and other financial services.

(v)           “Territory”- The United States and the United Kingdom, which are the territories within which customers and accounts of Purpose Financial will be located and where Employee will provide Services during the term of his employment under this Agreement.

(c)           Covenants of Employee.  In consideration of Employee’s employment by Purpose Financial upon the terms and conditions of this Agreement, and based on and subject to the provisions set forth in Section 9(a) above, Employee agrees that, during the Term and for a period of one (1) year from and after the termination of Employee’s employment hereunder for Cause or without Good Reason, Employee will not, without the prior written consent of Purpose Financial, directly or indirectly for or on behalf of any Person other than Purpose Financial or CompuCredit, as principal, agent or otherwise:

(i)           take any action in furtherance of a Competitive Position; or

(ii)           solicit Customers for the purpose of providing services competitive with any of the Company Services; or

(iii)           solicit or induce (or attempt to do so) to leave employment with Purpose Financial anyone who is or was, during the last year of Employee’s relationship with Purpose Financial, an employee of Purpose Financial or an affiliated entity.

(d)           Employee hereby represents and warrants to Purpose Financial that he is not now a party to any agreement, court order, decree or other restriction which restricts him from using or disclosing to any party any information deemed to be proprietary or confidential or deemed to be a trade secret, of which in any way restricts Employee from engaging in or rendering any of the Services.

10.           Restrictions Upon Sale of Shares.  In further consideration of the terms of employment granted herein by Purpose Financial to Employee, Employee hereby agrees that in selling any Purpose Financial shares of common stock during the Term, he will advise Purpose Financial in advance of such sales and will use reasonable efforts to effect such sales so as to minimize any adverse consequences to transactions proposed by Purpose Financial which involve its common stock.

11.           Indemnification.  In the event that the Employee is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a “claim” by reason of (or arising in part out of) an “indemnifiable event,” Purpose Financial shall indemnify Employee to the full extent authorized or permitted by law as soon as practicable after written demand is presented to Purpose Financial, against any and all

“expenses,” judgments, fines, penalties, and amounts paid in settlement (including interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines or settlement) of such claim, provided that Purpose Financial shall be obligated to indemnify only for settlements that it has approved in advance, which approval shall not be unreasonably withheld.  For these purposes, (i) a “claim” shall include any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether instituted by or in the right of Purpose Financial or any other party, which Employee believes in good faith might lead to the institution of any such action, suit or proceeding, whether civil, administrative, investigative or other, arising in connection with an indemnifiable event, (ii) “expenses” includes attorneys’ fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including an appeal), or preparing to defend any Claim relating to an indemnifiable event, provided that any attorney representing Employee shall cooperate fully with Purpose Financial and its attorneys in order to minimize the duplication of expenses; and (iii) an “indemnifiable event” means any event or occurrence related to the fact the Employee is or was an executive officer of Purpose Financial, or is or was serving at the request of Purpose Financial as a director, officer, or trustee of another corporation, trust or other enterprise, or by anything done or not done by employee in such capacity.  Any payments to be made hereunder shall be paid as soon as administratively practical but in no event later than the end of the year following the year in which occurs the settlement or other event for which such indemnification is to be provided.

12.           Interpretation; Severability.  All rights and restrictions contained in this Agreement may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Agreement illegal, invalid or unenforceable.  It is understood and agreed that the provisions hereof are severable; if such provisions shall be deemed invalid or unenforceable as to any period of time, territory, or business activity, such provisions shall be deemed limited to the extent necessary to render it valid and enforceable, and the unenforceability of any provisions hereof shall not in any event cause any other provision hereof to be unenforceable.  No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

13.           Relief.  In the event of any threatened or actual breach of the provisions of this Agreement by either party, the other party shall be entitled to injunctive relief in addition to any other remedies it may have at law or in equity.

14.           Nonwaiver.  Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted hereunder or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by or on behalf of both parties.

15.           Notices.  Any notice or other communication required or permitted hereunder shall be deemed sufficiently given if delivered by hand or sent by registered or certified mail, return receipt requested, postage and fees prepaid, addressed to the party to be notified as follows:

(a)           If to Purpose Financial:                                           Purpose Financial Holdings, Inc.

Six Concourse Parkway, Suite 300

Atlanta, GA  30328

Attn: General Counsel

(b)	If to Employee:	J.Paul Whitehead III

or in each case to such other address as either party may from time to time designate in writing to the other.  Such notice or communication shall be deemed to have been given as of the date so delivered or five (5) days after the date so mailed.

16.           Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

17.           Entire Agreement; Amendment.  This Agreement contains the sole and entire agreement between the parties hereto with respect to Purpose Financial’s employment of Employee and supersedes all prior discussions and agreements between the parties relating to such employment, and any such prior agreements shall, from and after the date hereof, be null and void.  Employee is a sophisticated business person and has received such documents and other information as he has deemed necessary to make his own independent judgment as to the merits of this Agreement and the remuneration that he will receive as a result hereof; further, it is hereby agreed by Employee that neither Purpose Financial nor any affiliated entities have made any representation to Employee other than those specifically set forth in this Agreement.  This Agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.  Furthermore, if any portion of this Agreement conflicts with any future agreement signed between Purpose Financial and Employee, this Agreement shall control unless such future agreement clearly specifies that it is intended to supercede all or a specific provision of this Agreement.

18.           Parties Benefited.  This Agreement shall inure to the benefit of, and be binding upon Employee, Purpose Financial, and its respective heirs, legal representatives, successors and assigns; provided that, as to Employee, this is a personal service contract and Employee may not assign this Agreement or any part hereof.

19.           Tax Consequences.  Purpose Financial shall have no obligation to Employee with respect to any tax obligation Employee incurs as a result of or attributable to this Agreement, including all supplemental agreements and employee benefit plans, if any, in which Employee may hereafter participate, or arising from any payments made or to be made hereunder or thereunder.

20.           Counterparts.  This Agreement may be executed in counterparts, each of which shall for all purposes be deemed an original, and all of such counterparts shall together constitute one and the same agreement.

21.           Nonqualified Deferred Compensation Omnibus Provision.  It is intended that any payment or benefit which is provided pursuant to or in connection with this Agreement which is considered to be deferred compensation subject to Section 409A of the Internal Revenue Code shall be paid and provided in a manner, and at such time, including without limitation, payment and provision of benefits only in connection with the occurrence of a permissible payment event contained in Section 409A (e.g., death, disability, separation from service from Purpose Financial and its affiliates as defined for purposes of Section 409A of the Internal Revenue Code), and in such form, as complies with the applicable requirements of Section 409A of the Internal Revenue Code to avoid the unfavorable tax consequences provided therein for non-compliance.  In connection with effecting such compliance with Section 409A of the Internal Revenue Code, the following shall apply:

(a)           Neither Employee nor Purpose Financial shall take any action to accelerate or delay the payment of any monies and/or provision of any benefits in any manner which would not be in compliance with Section 409A of the Internal Revenue Code (including any transition or grandfather rules thereunder).

(b)           If Employee is a specified employee for purposes of Section 409A(a)(2)(B)(i) of the Internal Revenue Code, any payment or provision of benefits in connection with a separation from service event (as determined for purposes of Section 409A of the Internal Revenue Code) shall not be made until the earlier of (i) Employee’s death or (ii) six (6) months after Employee’s separation from service (the “409A Deferral Period”).  In the event such payments are otherwise due to be made in installments or periodically during the 409A Deferral Period, the payments which would otherwise have been made in the 409A Deferral Period shall be accumulated and paid in a lump sum as soon as the 409A Deferral Period ends, and the balance of the payments shall be made as otherwise scheduled.  In the event benefits are required to be deferred, any such benefits may be provided during the 409A Deferral Period at Employee’s expense, with Employee having a right to reimbursement from Purpose Financial once the 409A Deferral Period ends, and the balance of the benefits shall be provided as otherwise scheduled.

(e)           For purposes of this Agreement, all rights to payments and benefits hereunder shall be treated as rights to receive a series of separate payments and benefits to the fullest extent allowed by Section 409A of the Internal Revenue Code.

(f)           For purposes of determining time of (but not entitlement to) payment or provision of deferred compensation under this Agreement under Section 409A of the Internal Revenue Code in connection with a termination of employment, termination of employment will be read to mean a “separation from service” within the meaning of Section 409A of the Internal Revenue Code where it is reasonably anticipated that no further services would be performed after that date or that the level of bona fide services Employee would perform after that date (whether as an employee or independent contractor) would permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period.

(g)           For purposes of this Agreement, a specified employee for purposes of Section 409A(a)(2)(B)(i) of the Internal Revenue Code shall be determined on the basis of the applicable 12-month period ending on the specified employee identification date designated by Purpose Financial consistently for purposes of this Agreement and similar agreements or, if no such designation is made, based on the default rules and regulations under Section 409A(a)(2)(B)(i) of the Internal Revenue Code.

(h)           Notwithstanding any other provision of this Agreement, Purpose Financial shall not be liable to Employee if any payment or benefit which is to be provided pursuant to this Agreement and which is considered deferred compensation subject to Section 409A of the Internal Revenue Code otherwise fails to comply with, or be exempt from, the requirements of Section 409A of the Internal Revenue Code.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PURPOSE FINANCIAL HOLDINGS, INC.

By:
Name:
Title:

J.Paul Whitehead III

Exhibit A

Salary per annum                                                                                     $400,000